UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gayla M. Cutrer, VAALCO Energy, Inc.’s (the “Company”) Executive Vice President, has given the Company notice of her retirement, which will be effective January 2, 2016.  Beginning November 1, 2015, Ms. Cutrer will work for the Company on a part-time basis under the terms of an Employment Agreement, a form of which is attached to this 8-K (the “Employment Agreement”), until her retirement January 2, 2016.

Under the terms of the Employment Agreement to be entered into between the Company and Ms. Cutrer, Ms. Cutrer will continue to earn her current base salary through the date of her retirement and will be guaranteed a minimum bonus under the Company’s 2015 Annual Bonus Plan equal to 75% of the target bonus previously established by the Company’s Board of Directors. Ms. Cutrer will also be entitled to a cash payment of $9,538, which represents the amount of COBRA payments for the continuation of health insurance for a period of four months following her retirement. The Employment Agreement will also provide for the accelerated vesting of 24,767 shares of unvested restricted stock previously awarded to Ms. Cutrer under the Company’s long-term incentive plans. Pursuant to the terms of Ms. Cutrer’s existing stock option award agreements, any unvested options vest upon her retirement and will continue to be governed by the terms of the respective award agreement.

The Employment Agreement also contains releases of claims, indemnification and other provisions customary in agreements for retiring executive officers.

The form of Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Form of Employment Agreement, effective October 9, 2015, between VAALCO Energy, Inc. and Gayla M. Cutrer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: October 16, 2015	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

Exhibit Index

4
Exhibit Number	Description
10.1	Form of Employment Agreement, effective October 9, 2015, between VAALCO Energy, Inc. and Gayla M. Cutrer